Exhibit 3(i)

                            STATE OF INDIANA
                    OFFICE OF THE SECRETARY OF STATE





                          ARTICLES OF AMENDMENT


To Whom These Presents Come, Greeting:


WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                         COACHMEN INDUSTRIES, INC.

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.


NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.


The effective date of these Articles of Amendment is May 30, 1995.













               In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this thirtieth day of May, 1995.

                                 Sue Anne Gilroy
                             -----------------------
                                 Sue Anne Gilroy

                   AMENDED ARTICLES OF INCORPORATION
                                   OF
                        COACHMEN INDUSTRIES, INC.


     The undersigned incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation.


                                ARTICLE I

                                  NAME

     The name of the Corporation is Coachmen Industries, Inc.

                                ARTICLE II

                                 PURPOSES

     The purposes for which the Corporation is formed are:

a. To manufacture, construct, fabricate, produce, purchase, acquire, warehouse, use, deal in, sell and otherwise dispose of, both at wholesale and at retail, travel trailers, truck campers, mobile homes and all other types and kinds of movable permanent or semi-permanent dwellings and recreational vehicles, boats, sporting equipment, and all machinery, tools, implements, equipment, fixtures and accessories used in accomplishing any of the foregoing purposes.

b. To purchase, or otherwise acquire, and to hold, or maintain, work, develop, sell, lease, mortgage, convey, or otherwise dispose of, personal property, lands and leaseholds, and any interest, estate or right therein or thereto, which may be required, convenient or appropriate for carrying on any of the business or corporate objects herein stated.

c. To loan money upon the security of real or personal property or without security.

d. To apply for and obtain, register, purchase, lease or otherwise acquire, and to hold, own, use, operate, introduce, sell, assign, or otherwise dispose of any and all trademarks, trade names and distinctive marks, brands, and all inventions, improvements and processes used in connection with, or secured under letters, patent of the United States, or elsewhere, and to use, exercise, develop, grant, license, or otherwise turn to account any such trademarks, patents, licenses, brands, processes, and the like, or any such property, rights and inventions so acquired, with a view to the working and development of the same.

e. To borrow money and contract debt when necessary for the transaction of its business or for the exercise of its corporate rights, privileges or franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures and other obligations and evidences of indebtedness payable at a specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge or otherwise, or unsecured for money borrowed or in payment for property purchased or acquired or any other lawful object.

f. To become a member of, or participate in, joint ventures and limited and general partnerships engaged in any business whatsoever; to aid in any manner whatsoever any corporation, joint stock company, association, co-partnership or individual in whose business the Corporation may be interested in any way or any of whose shares of capital stock, bond, obligations or other securities are held by the Corporation, and to do any acts or things which are or may appear necessary, useful, convenient or appropriate for the preservation, protection, improvement or enhancement of the value of the business or property of any such other corporation, joint stock company, association, co-partnership or individual.

g. To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights of any person, firm or corporation and to pay therefor in whole or in part with shares of capital stock, cash, bonds, debentures, notes or other obligations or evidences of indebtedness of the Corporation, and in connection therewith to assume all or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, liabilities and other obligations of any person, firm or corporation.

h. The foregoing clauses shall be construed both as objects and purposes, and it is hereby expressly provided that any enumeration of specific purposes hereinbefore made shall not limit or restrict in any manner any general purposes hereinbefore expressed or permitted by the law of the State of Indiana, nor shall the Corporation be required to exercise all the said purposes at any one time.

                               ARTICLE III

                            TERM OF EXISTENCE

     The period during which the Corporation shall continue is perpetual.


                               ARTICLE IV

                   PRINCIPAL OFFICE AND RESIDENT AGENT

     The post-office address of the principal office of the Corporation is Coachmen Drive, Middlebury, Indiana; and the name and post-office address of its Resident Agent in charge of such office is Keith D. Corson, Box 526, Middlebury, Indiana.


                                ARTICLE V

                        AMOUNT OF CAPITAL STOCK

     The total number of shares which the Corporation shall have authority to issue is 30,000,000 shares, consisting of 30,000,000 shares of Common Stock, without par value.


                               ARTICLE VI

                         TERMS OF CAPITAL STOCK

a. Each of the four thousand six hundred twenty (4,620) shares of Common Stock, without par value, heretofore issued and outstanding, is hereby changed and reclassified (without further action by the Corporation or its stockholders) into two hundred sixteen (216) full paid and nonassessable shares of the herein authorized Common Stock, without par value. The capital of the Corporation shall not be increased or decreased upon such change and reclassification. Upon surrender to the Corporation for cancellation of certificates representing Common Stock, without par value, heretofore outstanding, the holders thereof shall receive in exchange therefor certificates for shares of Common Stock, without par value, on the basis of two hundred sixteen (216) shares of said Common Stock, without par value, for each share of Common Stock, without par value, evidenced by such surrendered certificates; provided, however, that upon these Amended Articles becoming effective, each certificate evidencing ownership of Common Stock, without par value, theretofore outstanding, shall be deemed to evidence ownership of the within authorized Common Stock, without par value, upon the basis hereinabove specified, whether or not certificates representing such Common Stock, without par value, are then issued and delivered.

b. No holder of shares of stock of the Corporation of any class shall have any preemptive or preferential right to subscribe to or purchase any shares of any class of stock of the Corporation, whether now or hereafter authorized, or whether the same shall be new or additional shares, or shares or securities of any kind convertible into, or evidencing or carrying the right to purchase shares of the Corporation of any class now or hereafter issued, sold, or authorized, whether the same shall be issued for cash, services, property or otherwise, nor any right to subscribe to or purchase any thereof other than such thereof, if any, as the Board of Directors in its discretion may from time to time determine, and at such price or prices as the Board of Directors may from time to time fix and determine, and as may be permitted by law.


                               ARTICLE VII

                      VOTING RIGHTS OF CAPITAL STOCK

     Every shareholder shall have the right at every shareholders' meeting to one vote for each share of Common Stock standing in the name of such shareholder on the stock books of the Corporation.


                              ARTICLE VIII

                             STATED CAPITAL

     The stated capital of the Corporation at the time of filing these Amended Articles is in excess of $1,000.00.


                               ARTICLE IX

                        DATA RESPECTING DIRECTORS

     Section 1. Number. The number of directors of this Corporation shall be not less than three (3) nor more than fifteen (15). Within such limits, the number of directors may from time to time be fixed by the by-laws of the Corporation. In the absence of a by-law fixing the number of directors, the number shall be five (5).

     Section 2. Qualifications. Directors need not be shareholders of the Corporation. A majority of the directors at any time shall be citizens of the United States.

                               ARTICLE X

                   FURTHER DATA RESPECTING DIRECTORS

     Section 1. Names and Post-Office Addresses. The names and post-office addresses of the present Board of Directors of the Corporation are as follows:

     Name    Number and Street or Building    City               State

Claude E. Corson  Coachmen Drive             Middlebury,     Indiana 46540
Dorthy S. Corson  Coachmen Drive             Middlebury,     Indiana 46540
Keith D. Corson   Coachmen Drive             Middlebury,     Indiana 46540
Thomas H. Corson  Coachmen Drive             Middlebury,     Indiana 46540
Ben O. Scheide    Coachmen Drive             Middlebury,     Indiana 46540

     Section 2. Citizenship. All of such Directors are citizens of the United States.


                                ARTICLE XI

                DATA RESPECTING PRESIDENT AND SECRETARY

     Section 1. Names and Post-Office Addresses. The names and post-office addresses of the President and Secretary of the Corporation are as follows:

      Name      Number and Street or Building  City             State

Thomas H. Corson     Coachmen Drive           Elkhart,     Indiana 46540
Dorthy S. Corson     Coachmen Drive           Elkhart,     Indiana 46540

     Section 2.  Age.  The President and Secretary are of lawful age.

                              ARTICLE XII

            PROVISIONS FOR REGULATION OF BUSINESS AND CONDUCT
                       OF AFFAIRS OF CORPORATION

a. The Board of Directors of this Corporation shall have power, and is hereby authorized, to fix and determine the price, or the consideration for which, the shares of stock of this Corporation may, from time to time, be issued, and the shares of stock may be issued for the consideration therefor fixed, from time to time, by the Board of Directors.

b. This Corporation shall have power to carry on and conduct its said business, or any part thereof, and to have one or more offices in the State of Indiana, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

c. This Corporation reserves the right to take advantage of the provisions of any amendment to The Indiana General Corporation Act, or of any new law applicable or relating to corporations formed, organized under, or which have accepted the provisions of, the law now in force, which may hereafter be enacted, and all rights granted to, and conferred on, the shareholders of this Corporation, are granted and conferred, subject to this reservation.

d. Annual or special meetings of the shareholders of this Corporation may be held at the place, either within or without the State of Indiana, which may be stated in the notice of said meeting.

        SIGNATURE PAGE FROM ORIGINAL ARTICLES OF INCORPORATION


     IN WITNESS WHEREOF, the undersigned being all of the incorporators designated in Article XI, execute these Articles of Incorporation and certify to the truth of the facts herein stated, this 28th day of December, 1964.



                                                Vernon Atwater
                                            ----------------------
                                                Vernon Atwater

                                                Keith D. Corson
                                            ----------------------
                                                Keith D. Corson

                                               Claude E. Corson
                                            ----------------------
                                               Claude E. Corson


STATE OF INDIANA   |
                   |SS:
COUNTY OF ELKHART  |

     I, the undersigned, a Notary Public duly commissioned to take acknowledgments and administer oaths in the State of Indiana, certify that Vernon Atwater, Keith D. Corson and Claude E. Corson, being all of the incorporators referred to in Article XI of the foregoing Articles of Incorporation, personally appeared before me; acknowledged the execution thereof; and swore to the truth of the facts therein stated.

     WITNESS my hand and Notarial Seal this 28th day of December, 1964.


                                               Joyce M. Carmien
                                            ----------------------
                                               Joyce M. Carmien

My commission expires June 22, 1965

                                                                 Exhibit 3(ii)

                                 BY-LAWS

                                   OF

                        COACHMEN INDUSTRIES, INC.

                                ARTICLE I

                                 OFFICES

     Principal Offices. The principal office of the Corporation shall be in the City of Elkhart, Indiana, and the Corporation may have such other offices, either within or without the State of Indiana, as it may require from time to time.

                               ARTICLE II

                               SHAREHOLDERS

     Section 2.1. Place of Meetings. All meetings of the shareholders for the election of directors shall be held at the offices of the Corporation in the City of Elkhart, State of Indiana, or elsewhere as the Board of Directors may designate. Meetings of shareholders for any purpose may be held at such place as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

     Section 2.2. Annual Meetings. An annual meeting of the shareholders, commencing with the year 1983, shall be held at 10:00 a.m. on the fifth Thursday after the end of the first quarter, but if a legal holiday, then on the next secular day following, or at such other time as the Board of Directors shall determine, at which they shall elect a Board of Directors and transact such other business as may properly be brought before such meeting.

     Section 2.3. Special Meetings. *Special meetings of the shareholders may be called by the Chairman, by the President or by the Board of Directors.*

     Section 2.4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting of shareholders, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the Chairman, the President, or the Secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the Corporation, with postage thereon prepaid. No business may be transacted at a special meeting other than that described in the notice thereof.

*Amended October 27, 1989           1

     Section 2.5. Shareholders Entitled to Vote. The Board of Directors may fix a date as the record date in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action, such date in any case to be not more than seventy days before the meeting or action requiring a determination of shareholders.

     Section 2.6. Voting Lists. The officer or agent who has charge of the transfer books for shares of the Corporation shall make, at least five business days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period beginning five business days prior to such meeting and continuing through the meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection of any shareholder in accordance with applicable law during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this state, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this
Section 2.6 shall not affect the validity of any action taken at a shareholders' meeting.

     Section 2.7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote at any meeting represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than such quorum is present, the meeting may be adjourned in accordance with Section 2.9 of this Article, until a quorum is present.

     Section 2.8 Manner of Acting. Every decision (other than the election of directors) with respect to which the votes cast in favor exceed the votes cast in opposition shall be approved as a corporate act unless a larger affirmative vote is required by statute, the Articles of Incorporation of the Corporation, these by-laws or the Board of Directors. Directors are elected by a majority of the votes cast by shares entitled to vote in the election at a meeting at which a quorum is present, unless otherwise provided in the Articles of Incorporation of the Corporation.

     Section 2.9. Adjournment. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice thereof need not be given if the new time, date or place is announced at the meeting before the adjournment. A new record date need not be set if the adjournment is within one hundred twenty (120) days of the original meeting date.

     Section 2.10. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 2.11.  Voting of Shares.  At every such
meeting, each shareholder shall be entitled to cast one vote in person or proxy for each voting share of stock held in his name upon each matter submitted to vote.

     Shares of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 2.12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board of Directors of such corporation may appoint or as the by-laws of such corporation may prescribe.

     Share standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Share standing in the name as a trustee may be voted by him, either in person or by proxy.

     Shares standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy, and shares held by or under the control of a receiver or trustee in bankruptcy may be voted by such receiver or trustee in bankruptcy without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver or trustee in bankruptcy was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote shares so transferred.

     Section 2.13. Voting by Ballot. Voting on any question or in any election may be via voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     *Section 2.14.  Notice of Director Nominations.
       (a) Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Such nomination shall be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than 60 days prior to any meeting of the stockholders called for the election of directors. Notice of nominations which are proposed by the Board of Directors shall be given by the Chairman on behalf of the Board.

       (b) Each notice under subsection (a) must contain certain information about each proposed nominee, including his age, business and residence addresses and principal occupation, the number of shares of Common Stock beneficially owned by him, and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee.

       (c) If the Chairman of the meeting of stockholders determines that a nomination was not made in accordance with the foregoing procedure, such nomination is void.*


                              ARTICLE III

                               DIRECTORS

     Section 3.1. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     Section 3.2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be not less than seven (7) nor more than twelve(12), the exact number of directors to be determined from time to time by resolution of the Board of Directors. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of Indiana or shareholders of the Corporation. No person shall be eligible for election of the Board of Directors who will have attained the full age of seventy-five
(75) years prior to the beginning of the term for which said person is to serve as a director.

     Directors may be removed in any manner provided in the Articles of Incorporation of the Corporation. In addition, unless the Articles of Incorporation of the Corporation provide otherwise, a director may be removed with or without cause by the shareholders or directors in the manner provided by statute or the Articles of Incorporation of the Corporation.

     Section 3.3. Committees. The Board of Directors, by resolution, adopted by a majority of directors, may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have one or more members, who serve at the pleasure of the Board.

*Amended October 27, 1989           4

     To the extent specified by the Board of Directors or in the Articles of Incorporation or these by-laws, each committee may exercise the authority of the Board of Directors under the Indiana Business Corporation Law; provided, however, a committee may not : (l) authorize distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors; (2) approve or propose to shareholders action that requires shareholders;
approval under the Indiana Business Corporation Law; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation of his Corporation; (5) adopt, amend or repeal these by-laws; or
(6) approve a plan of merger not requiring shareholder approval.

     Section 3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of shareholders. If such meeting is not held as above provided, the election of officers may be held at any subsequent meeting of the Board of Directors specifically called in the manner hereinafter provided. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Indiana, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any three directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Indiana, as the place for holding any special meeting of the Board of Directors called by them.

     Section 3.6. Notice. *Written notice of any special meeting of directors shall be given as follows: by mail to each director at his business address at least three days prior to the meeting; or by personal delivery or telegram at least 24 hours prior to the meeting to the business address of each director or, in the event such notice is given on a Saturday, Sunday or holiday, to the resident address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon, prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. For purposes of dealing with an emergency situation, as conclusively determined by the director(s) or officer(s) calling the meeting, notice may be given in person, by telegram or cable, by telephone or wireless, or by any other means that reasonably may be expected to provide similar notice, not less than two (2) hours prior to the meeting. If the secretary shall fail or refuse to give such notice, then the notice may be given by the officer(s) or director(s) to call the meeting. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the holding of the meeting or to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.*

     Section 3.7. Quorum. A majority of the number of directors fixed by these by-laws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     Section 3.8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.9. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by the remaining directors, though less than a quorum, at an annual or special meeting thereof.

     Section 3.10. Compensation. By resolution of the Board of Directors, irrespective of any personal interest of any of the members, the directors may be paid their expenses, if any, of attendance at each meeting of the Board, and may be paid a fixed sum for attendance at each meeting of the Board, and may be paid a fixed sum for attendance at meetings or a stated salary as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action taken.

     Section 3.12. Informal Action by Directors. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, or the Executive Committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof or by all the members of such committee, as the case may be, and such consent is included in the minutes or filed with the corporate records reflecting the action taken.

*Amended October 27, 1989         6

                              ARTICLE IV

                               OFFICERS

     Section 4.1. Number. The officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors.

     The officers of the Corporation shall have such powers and authority in the control and management of the property and business of the Corporation as is usual and proper in the case of, and incident to, such corporate offices, except insofar as such power and authority is limited by these by-laws or by resolution of the Board of Directors.

     The Board of Directors may appoint such other officers as they deem necessary who shall have such authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 4.2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 4.3. Removal. Any officer or agent of the Corporation may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4.5. Bonds. If the Board of Directors by resolution shall so require, any officer or agent of the Corporation shall give bond to the Corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

     Section 4.6. Chairman. The Chairman shall be chosen from the Board of Directors and shall be the chief executive officer of the Corporation. The Chairman shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect and, subject to the control vested in the Board of Directors by statute, by the Articles of Incorporation or by these by-laws, shall administer and be responsible for the overall management of the business and affairs of the Corporation. The Chairman shall preside at all meetings of the shareholders and of the Board of Directors, and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

     Section 4.7. President. The President shall be chosen by the Board of Directors, shall be directly responsible to the Chairman and directly in charge of all of the Corporation's operations. In the absence of the Chairman or in the event of his inability or refusal to act, the President shall perform the duties of the Chairman. He may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these by-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as may be prescribed by the Board of Directors from time to time.

     Section 4.8. Vice Presidents. In the absence of the President or in the event of his inability or refusal to act, the Vice President ( or in the event there be more than one Vice President, Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President. Any Vice President may sign with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 4.9. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these by-laws; (b) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 4.10. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is
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affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these by-laws; (d) keep a register of the post office address of each shareholder;
(e) have general charge of the share transfer books of the Corporation; (f) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 4.11. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President or a Vice President certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

     Section 4.12. Salaries. The Salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.


                                ARTICLE V

                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 5.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 5.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 5.3. Checks, Drafts, etc. All checks, drafts or other order for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 5.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.
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
                              ARTICLE VI

          SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

     Section 6.1. Regulation. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of the Corporation, including the appointment of transfer agents and registrars.

     Section 6.2. Certificates for Shares. Certificates representing shares of the Corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, may be impressed with the corporate seal or a facsimile thereof, and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the Corporation itself or its employee. Each certificate shall state the name of the Corporation, the fact that the Corporation is organized or incorporated under the laws of the State of Indiana, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares thereby or a statement that such shares are without par value. If the Articles of Incorporation of the Corporation authorize the issuance of more than one class of shares, a statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

     The Corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The Corporation may, but shall not be obligated to, issue script in lieu of any fractional shares, such script to have terms and conditions specified by the Board of Directors.

     Section 6.3. Cancellation of Certificates. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

     Section 6.4. Lost, Stolen or Destroyed Certificates. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the Corporation, accompanied by a signed
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
application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the Corporation not exceeding in amount double the value of the shares represented by such certificate, such value to be determined by the President and Treasurer of the Corporation, a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

     Section 6.5. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the Corporation, a transfer of shares can be made only on the books of the Corporation and in the manner hereinabove provided, and the Corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Indiana.


                              ARTICLE VII

                              FISCAL YEAR

     The fiscal year of the Corporation shall end on the last day of December in each calendar year.


                             ARTICLE VIII

                               DIVIDENDS

     The Board of Directors may from time to time fix a record date, declaration date and payment date with respect to any share dividend or distribution to shareholders in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.


                             ARTICLE IX

                                SEAL

     The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Indiana."

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
                              ARTICLE X

                          WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the Articles of Incorporation or under the provisions of the Indiana Business Corporation Law, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time started therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, unless the person or persons entitled to such notice at the beginning of the meeting objects to holding the meeting.


                             ARTICLE XI

                           INDEMNIFICATION

     Section 11.1. General. The Corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law, or any other applicable laws, as from time to time in effect, indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or who, while serving as such director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including counsel fees) incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, in the case of conduct in his official capacity, was in the best interests of the Corporation, and in all other cases, was not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he either had reasonable cause to believe his conduct was lawful or no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the prescribed standard of conduct.

     Section 11.2. Authorization of Indemnification. To the extent that a director, officer, employee or agent of the Corporation has been successful, on the merits or otherwise in the defense of any action, suit or proceeding referred to in Section 11.1 of this Article, or in the defense of any claim, issue or matter therein, the Corporation shall
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
indemnify such person against reasonable expenses (including counsel fees) incurred by such person in connection therewith. Any other indemnification under Section 11.1 of this Article (unless ordered by a court) shall be made by the Corporation only as indemnification of the director, officer, employee or agent is permissible in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not at the time parties to such action, suit or proceeding; or (2) if a quorum cannot be obtained under subdivision (1), by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such action, suit or proceeding; or (3) by special legal counsel: (A) selected by the Board of Directors or its committee in the manner prescribed in subdivision (1) or
(2), or (B) if a quorum of the Board of Directors cannot be obtained under subdivision (1) and a committee cannot be designated under subdivision (2), selected by majority vote of the full Board of Directors; or (4) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to such action, suit or proceeding may not be voted on the determination.

     Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under sub-section (3) to select counsel.

     Section 11.3. Good Faith Defined. For purposes of any determination under Section 11.1 of this Article XI, a person shall be deemed to have acted in good faith and to have otherwise met the applicable standard of conduct set forth in Section 11.1 if his action is based on information, opinions, reports, or statements, including financial statements and other financial data if prepared or presented by (1) one or more officers or employees of the Corporation or another enterprise whom he reasonably believes to be reliable and competent in the matters presented; (2) legal council, public accountants, appraisers or other persons as to matters he reasonably believes are within the person's professional or expert competence; or (3) a committee of the Board of Directors of the Corporation or another enterprise of which the person is not a member if he reasonably believes the committee merits confidence. The term "another enterprise" as used in this Section 11.3 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such a person is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent. The provisions of this Section 11.3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in
Section 11.1 of this Article XI.
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
     Section 11.4. Payment of Expenses in Advance. Reasonable expenses incurred in connection with any civil or criminal action, suit or proceeding may be paid for or reimbursed by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in the specific case in the same manner described in Section 11.2 of this Article, upon receipt of a written affirmation of the director, officer, employee or agent's good faith belief that he has met the standard of conduct described in
Section 11.1 of this Article and upon receipt of a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he did not meet the standard of conduct set forth in this Article XI, and a determination is made that the facts then known to those making the determination would not preclude indemnification under this Article XI.

     Section 11.5. Provisions Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under the Articles of Incorporation of this Corporation, any other authorization, whenever adopted, after notice, by a majority vote of all voting shares then outstanding, or any contract, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 11.6. Vested Right to Indemnification. The right of any individual to indemnification under this Article shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 11.1 of this Article and, once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these by-laws. Notwithstanding the foregoing, the indemnification afforded under this Article shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of this Article, and to the extent such prior acts or omissions cannot be deemed to be covered by this Article XI, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

     Section 11.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by the individual's status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify the individual against the same liability.

     Section 11.8. Additional Definitions. For purposes of this Article, references to "the Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

     For purposes of this Article, serving an employee benefit plan at the request of the Corporation shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the best interests of the participants and beneficiaries of any employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" referred to in this Article.

     For purposes of this Article, "party" includes any individual who is or was a plaintiff, defendant, or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

     For purposes of this Article, "official capacity," when used with respect to a director, shall mean the office of director of the Corporation; and when used with respect to an individual other than a director, shall mean the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not.

     Section 11.9. Payments as Business Expense. Any payments made to any indemnified party under these by-laws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action.


                               ARTICLE XII

                                AMENDMENTS

     These by-laws may be altered, amended or repealed and new by-laws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the Corporation at which a quorum is present.


By-laws restated effective October 23, 1986
Amended effective October 27, 1989
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